                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

               Date of Report (Date of earliest event reported):
                        August 29, 2000 (June 30, 2000)

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Commission File Number 0-21054

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                  76-0511324
(State or other jurisdiction of                           (IRS Employer
Incorporation or organization)                            Identification No.)

1800 BERING, SUITE 1000                                   HOUSTON, TEXAS 77057
(Address of principal executive offices)                  (Zip Code)

       Registrants telephone number, including area code: (713) 369-1700

This form 8-K/A is being filed to include the financial statements and pro forma financial information omitted from the current reports on Form 8-K filed on June 30, 2000.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION


                                                                         Page
                                                                         ----
Synagro Technologies, Inc.
     Introduction to Unaudited Pro Forma Financial Statements ............ 1
     Pro Forma Combined Statements of Operations for the six months ended June 30, 2000 (Unaudited) ................................... 3
     Pro Forma Combined Statements of Operations for the year
       ended December 31, 1999 (Unaudited) ............................... 4
     Notes to Unaudited Pro Forma Combined Financial Statements .......... 5

Environmental Protection & Improvement Company, Inc.
     Report of Independent Public Accountants ............................ 6
     At and as of April 30, 2000
       Balance Sheet ..................................................... 7
       Statement of Operations ........................................... 8
       Statement of Stockholders' Equity ................................. 9
       Statement of Cash Flows ........................................... 10
       Notes to Financial Statements ..................................... 12

Environmental Protection & Improvement Company, Inc.
     Report of Independent Public Accountants ............................ 22
     At and as of April 30, 1999
       Balance Sheet ..................................................... 23
       Statement of Operations ........................................... 24
       Statement of Stockholders' Equity ................................. 25
       Statement of Cash Flows ........................................... 26
       Notes to Financial Statements ..................................... 27

(c) EXHIBITS

EXHIBIT 23.1   Consent of Public Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Synagro Technologies, Inc.

                                    By:      /s/ THOMAS J. BINTZ
                                        ---------------------------------
                                             (Corporate Controller)


Date: August 29, 2000
     ----------

                           SYNAGRO TECHNOLOGIES, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION



In 1999, the Company purchased Anti-Pollution Associates, Inc. and D&D Pumping, Inc., Vital Cycle, Inc. and AMSCO, Inc. (collectively, the "1999 Acquisitions"). The 1999 Acquisitions were recorded using the purchase method of accounting. The Company also completed a business combination with National Resource Recovery, Inc., which was accounted for using the pooling-of-interests method of accounting. The preliminary allocation of the purchase price, which is subject to final adjustment resulted in approximately $19,889,000 of goodwill that is being amortized over 40 years. The assets acquired and liabilities assumed relating to the 1999 Acquisitions were as follows:


Common stock shares                                       3,044,784
                                                        ===========
Common stock issued                                     $ 9,024,000
Cash paid including transaction costs, net
     of cash acquired                                   $13,802,000
Less: Historical net assets acquired                    $ 2,937,000
                                                        -----------
Goodwill                                                $19,889,000
                                                        ===========


Subsequent to December 31, 1999 and through June 30, 2000, the Company purchased Residual Technologies, Limited Partnership and its affiliates, Ecosytematics, Inc., Davis Water Analysis, Inc., AKH Water Management, Inc., Rehbein, Inc., certain assets and contracts of Whiteford Construction Company, and Environmental Protection & Improvement Company, Inc. ("EPIC") (collectively, the "2000 Acquisitions"). The 2000 Acquisitions were accounted for using the purchase method of accounting. The preliminary allocation of the purchase price, which is subject to final adjustment resulted in approximately $75,263,000 of goodwill that is being amortized over 40 years. The assets acquired and liabilities assumed relating to the 2000 Acquisitions are summarized as follows:


Common stock shares                                       1,325,000
                                                        ===========
Common stock issued                                     $ 5,471,000
Cash paid including transaction costs, net
     of cash acquired                                   $87,480,000
Less: Historical net assets acquired                    $17,688,000
                                                        -----------
Goodwill                                                $75,263,000
                                                        ===========

The following unaudited pro forma combined financial statements include the unaudited consolidated financial statements of the Company for the six months ended June 30, 2000, and the year ended December 31, 1999, combined with the historical financial statements of the 1999 Acquisitions and the 2000 Acquisitions as follows: (i) the unaudited pro forma combined income statement for the six month period ended June 30, 2000, includes the consolidated income statement of the Company combined with the historical income statements of the 2000 Acquisitions as if they had occurred on January 1, 2000, and (ii) the unaudited pro forma combined income statement for the year ended December 31, 1999, includes the consolidated income statement of the Company combined with the historical income statements of the 1999 Acquisitions and the 2000 Acquisitions as if they had occurred on January 1, 1999.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's results of operations for any future period. Since the Company and the acquisitions were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission.

                           SYNAGRO TECHNOLOGIES, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     For the Six Months Ended June 30, 2000
                                   (Unaudited)



                                                               2000 ACQUISITIONS
                                                          ----------------------------       PRO FORMA           PRO FORMA
                                           COMPANY            EPIC           OTHERS         ADJUSTMENTS          COMBINED
                                         ------------     ------------     -----------     ------------        ------------

Revenues                                 $ 46,434,854     $ 10,385,074     $ 3,798,298                         $ 60,618,226
Cost of services                           34,602,960        8,237,829       3,235,489           13,753  (a)     45,115,031
                                                                                               (975,000) (b)
                                         ------------     ------------     -----------     ------------        ------------
     Gross Profit                          11,831,894        2,147,245         562,809          961,247          15,503,195
Selling, general and administrative
   expenses                                 5,017,382        1,551,214       1,247,769       (1,406,452) (a)      6,119,115
                                                                                                (27,000) (c)
                                                                                               (263,798) (d)
Amortization of goodwill                    1,438,135          905,773           7,848         (551,756) (e)      1,800,000
Special charges                                    --          200,000              --         (200,000) (f)             --
                                         ------------     ------------     -----------     ------------        ------------
     Income from operations                 5,376,377         (509,742)       (692,808)       3,119,455           7,584,080
Other income (expense):
   Interest                                 5,017,530          998,288         192,407          220,756  (g)      6,428,981
   Other, net                                  13,604               --              --               --              13,604
                                         ------------     ------------     -----------     ------------        ------------
Net income before preferred stock
   dividends and income taxes                 345,243       (1,508,030)       (885,215)       2,898,699           1,141,495
Provision for income taxes                         --               --              --               --                  --
                                         ------------     ------------     -----------     ------------        ------------
Net income before preferred stock
   dividends and beneficial
   conversion charge                          345,243       (1,508,030)       (885,215)       2,898,699           1,141,495
Preferred stock dividends                     951,134               --              --          356,036 (h)       1,307,170
Non-cash beneficial conversion
   charge                                  25,643,879               --              --               --          25,643,879
                                         ------------     ------------     -----------     ------------        ------------
Net income (loss) applicable to
   common stock                          $(26,249,770)    $ (1,508,030)    $  (885,215)    $  1,591,529        $(25,809,554)
                                         ============     ============     ===========     ============        ============

Income (loss) per common share:
   Basic                                 $      (1.37)                                                         $      (1.33)
                                         ============                                                          ============
   Diluted                               $      (1.37)                                                         $      (1.33)
                                         ============                                                          ============

Weighted average shares outstanding:
   Basic                                   19,143,834                                                            19,340,400 (i)
                                         ============                                                          ============
   Diluted                                 19,143,834                                                            19,340,400 (i)
                                         ============                                                          ============


         The accompanying notes are an integral part of these pro forma combined financial statements.

                           SYNAGRO TECHNOLOGIES, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1999
                                   (Unaudited)




                                                     2000 ACQUISITIONS
                                               ----------------------------       1999          PRO FORMA           PRO FORMA
                                 COMPANY          EPIC           OTHERS        ACQUISITIONS    ADJUSTMENTS           COMBINED
                               ------------    ------------    ------------    ------------    -----------        -------------
Revenues                       $ 56,462,757    $ 23,938,078    $ 33,444,531    $ 4,260,257                        $ 118,105,623
Cost of services                 42,470,937      18,904,211      25,016,358      2,893,875       (784,987)  (a)      86,550,394
                                                                                               (1,950,000)  (b)
                               ------------    ------------    ------------    -----------    -----------         -------------
     Gross Profit                13,991,820       5,033,867       8,428,173      1,366,382      2,734,987            31,555,229
Selling, general and
  administrative expenses         6,875,928       2,289,968       4,531,262        492,586     (1,874,788)  (a)      11,719,601
                                                                                                  (75,269)  (c)
                                                                                                 (520,086)  (d)
Amortization of goodwill          1,526,717       1,978,840         100,721                        (6,278)  (e)       3,600,000
Special charges                   1,499,501       1,727,923              --             --     (1,727,923)  (f)       1,499,501
                               ------------    ------------    ------------    -----------    -----------         -------------
     Income from operations       4,089,674        (962,864)      3,796,190        873,796      6,343,976            14,736,127
Other income (expense):
   Interest                       3,236,099         841,221       1,348,743         18,193      7,413,707   (g)      12,857,963
   Other, net                      (294,438)             --         (19,772)            --             --              (314,210)
                               ------------    ------------    ------------    -----------    -----------         -------------
Net income before preferred
   stock dividends and
   income taxes                   1,148,013      (1,804,085)      2,467,219        855,603     (1,069,731)            2,192,374
Provision for income taxes               --              --              --             --             --                    --
                               ------------    ------------    ------------    -----------    -----------         -------------
Net income before preferred
   stock dividends                1,148,013      (1,804,085)      2,467,219        855,603     (1,069,731)            2,192,374
Preferred stock dividends                --              --              --             --      2,614,340   (h)       2,614,340
                               ------------    ------------    ------------    -----------    -----------         -------------
Net income (loss) applicable
   to common stock             $  1,148,013    $ (1,804,085)   $  2,467,219    $   855,603    $(3,684,071)        $    (421,966)
                               ============    ============    ============    ===========    ===========         =============

Income (loss) per common share:
   Basic                       $       0.07                                                                       $       (0.02)
                               ============                                                                       =============
   Diluted                     $       0.07                                                                       $       (0.02)
                               ============                                                                       =============

Weighted average shares
 outstanding:
   Basic                         16,481,399                                                                          18,817,577(i)
                               ============                                                                       =============
   Diluted                       17,479,376                                                                          18,817,577(i)
                               ============                                                                       =============



         The accompanying notes are an integral part of these pro forma combined financial statements.

                           SYNAGRO TECHNOLOGIES, INC.
                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS


1.   UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

     The unaudited pro forma combined statement of operations adjustments consist of the following:

     (a) To adjust expenses related to prior owners based on employment agreements entered and salary costs attributed to staff reductions.

     (b) To adjust depreciation expense related to purchase price adjustments, re-evaluation of useful lives and conformity with the Company's depreciation methods of property and equipment.

     (c)  To adjust rental charge for facility closures.

     (d) To eliminate certain nonrecurring expenses related to the acquisition, including legal fees and certain accounting costs.

     (e) To reflect the amortization of goodwill to be recorded in connection with the acquisitions over a 40-year estimated life.

     (f) To eliminate write-offs of EPIC's inter-company receivables, which were forgiven in connection with the acquisition of EPIC by the Company.

     (g) To record additional interest expense on the debt incurred in connection with the 1999 Acquisitions and the 2000 Acquisitions, as applicable.

     (h) To record amortization of Preferred Stock issuance costs and the non-cash dividends associated with the Preferred Stock.

     (i) Includes shares issued in connection with the 1999 Acquisitions and the 2000 Acquisitions assuming these shares were issued at the beginning of the respective periods presented. Basic earnings per share (EPS) excludes dilution and is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For purposes of the calculation, these outstanding stock options, warrants and convertible preferred stock are considered common stock equivalents. The common stock equivalents for the six months ended June 30, 2000 and the year ended December 31, 1999 were approximately 14,274,960 and 14,551,154 respectively. These common stock equivalents were excluded from the diluted per share amounts because diluted earnings per share was antidilutive.

INDEPENDENT AUDITORS' REPORT



Board of Directors
Environmental Protection & Improvement Company, Inc.


We have audited the accompanying balance sheet of Environmental Protection & Improvement Company, Inc. as of April 30, 2000, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Protection & Improvement Company, Inc. as of April 30, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 19, 2000

ENVIRONMENTAL PROTECTION & IMPROVEMENT
  COMPANY INC.
BALANCE SHEET

APRIL 30, 2000
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $    264,179
  Accounts receivable, net of allowance for doubtful
  accounts of $117,422                                                4,620,304
  Prepaid expenses and other current assets                             569,592
                                                                   ------------

         Total current assets                                         5,454,075
                                                                   ------------

PROPERTY, PLANT AND EQUIPMENT, NET                                    9,116,477
                                                                   ------------

OTHER LONG-TERM ASSETS
  Customer contract rights, net                                      24,581,813
  Deferred financing costs                                              257,377
  Other assets                                                           50,899
                                                                   ------------
                                                                     24,890,089
                                                                   ------------

                                                                   $ 39,460,641
                                                                   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Short-term debt                                                  $    578,123
  Long-term debt, current portion                                     3,932,524
  Due to related party                                                  784,403
  Accounts payable                                                    1,985,982
  Accrued expenses                                                      561,992
                                                                   ------------

         Total current liabilities                                    7,843,024
                                                                   ------------
LONG-TERM DEBT, LESS CURRENT PORTION                                  5,015,285
                                                                   ------------
DEFERRED INCOME TAXES                                                11,941,000
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
   Common stock, no par value,
   1,000 shares authorized; 200 shares
   issued and outstanding                                            19,553,083
   Additional paid in capital                                         1,898,500
   Accumulated deficit                                               (6,790,251)
                                                                   ------------
         Total stockholder's equity                                  14,661,332
                                                                   ------------
                                                                   $ 39,460,641
                                                                   ============

ENVIRONMENTAL PROTECTION & IMPROVEMENT
  COMPANY, INC.
STATEMENT OF OPERATIONS



YEAR ENDED APRIL 30, 2000
--------------------------------------------------------------------------------

REVENUES                                                           $ 23,952,073
                                                                   ------------

COSTS AND EXPENSES:
 Operating                                                           16,569,336
 Selling, general and administrative                                  2,282,352
 Depreciation and amortization                                        4,154,398
 Impairment of assets                                                   200,000
 Compensation for stock options                                         595,000
                                                                   ------------

   Total costs and expenses                                          23,801,086
                                                                   ------------

OPERATING INCOME                                                        150,987

INTEREST EXPENSE                                                      1,014,586
                                                                   ------------
LOSS BEFORE INCOME TAXES                                               (863,599)

INCOME TAXES                                                            (52,168)
                                                                   ------------

NET LOSS                                                           $   (915,767)
                                                                   ============

ENVIRONMENTAL PROTECTION & IMPROVEMENT
  COMPANY, INC.
STATEMENT OF STOCKHOLDERS EQUITY


YEAR ENDED APRIL 30, 2000
--------------------------------------------------------------------------------

                                                                                                 TOTAL
                                              COMMON      ADDITIONAL PAID    ACCUMULATED      STOCKHOLDER'S
                                              STOCK         IN CAPITAL         DEFICIT          EQUITY
                                           ------------   ---------------    ------------    ------------
BALANCES, MAY 1, 1999                      $ 19,553,083   $     4,455,500    $ (5,874,484)   $ 18,134,099


Distributions to Compost America Holding
  Company, Inc.                                                (4,160,000)                     (4,160,000)

Federal income tax provision                                    1,008,000                       1,008,000

Deferred compensation charge for common
  stock options from Compost America
  Holding Company, Inc.                                           595,000                         595,000

Net loss                                                                         (915,767)       (915,767)
                                           ------------   ---------------    ------------    ------------

BALANCES, APRIL 30, 2000                   $ 19,553,083   $     1,898,500    $ (6,790,251)   $ 14,661,332
                                           ============   ===============    ============    ============

ENVIRONMENTAL PROTECTION & IMPROVEMENT
  COMPANY, INC.
STATEMENT OF CASH FLOWS



YEAR ENDED APRIL 30, 2000
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                                      $   (915,767)

 Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Depreciation and amortization                                                  4,154,398
   Noncash interest                                                                 223,804
   Deferred income taxes                                                         (1,216,000)
   Federal income tax provision                                                   1,008,000
   Deferred compensation                                                            595,000
   Increase (decrease) in cash and cash equivalents attributable to changes in operating assets and liabilities:
    Accounts receivable                                                             772,038
    Prepaid expenses and other current assets                                      (319,664)
    Other assets                                                                    177,410
    Accounts payable                                                                572,344
    Accrued expenses                                                               (489,018)
                                                                               ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                         4,562,545
                                                                               ------------

CASH FLOWS USED IN INVESTING ACTIVITIES,
 purchases of property, plant  and equipment                                       (533,315)
                                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                                                     1,750,000
 Proceeds from due to related party                                                 730,000
 Payments on long-term debt                                                      (1,904,165)
 Payments on due to related party                                                  (485,492)
 Cash distributions to Compost America Holding Company, Inc.                     (4,160,000)
                                                                               ------------

NET CASH USED IN FINANCING ACTIVITIES                                            (4,069,657)
                                                                               ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (40,427)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                        304,606
                                                                               ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                         $    264,179
                                                                               ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION,
  cash paid during the year for:
  Interest                                                                     $    894,855
                                                                               ============
  Income taxes                                                                 $    132,318
                                                                               ============

YEAR ENDED APRIL 30, 2000
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES, PROPERTY, PLANT AND EQUIPMENT
  recorded pursuant to obligations
  under financing agreements                                                  $    30,790
                                                                              ===========

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



1.       BACKGROUND AND NATURE
          OF OPERATIONS             Environmental Protection & Improvement
                                    Company, Inc. (the "Company"), formerly
                                    known as R. J. Longo Construction Co., Inc., was acquired by Compost America Holding
                                    Company, Inc., (the "Parent") as part of the acquisition of the outstanding common stock of R. J. Longo Construction Co., Inc. on
                                    November 3, 1997. On June 15, 2000 the
                                    parent sold all of the outstanding common stock of the Company to an unrelated 3rd party pursuant to a stock purchase agreement.

                                    The Company is in the business of
                                    transporting biosolids to approved land
                                    application and disposal sites by intermodal truck and rail hauling. The Company also transports ash, municipal solid waste and soils to approved landfills.

2.       SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES       Cash and Cash Equivalents

                                    The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                    Push-Down Accounting

                                    The Company's financial statements reflect acquisition adjustments of the Parent pursuant to the push-down method of accounting.

                                    Impairment of Long-Lived Assets

                                    The Company complies with Statement of
                                    Financial Accounting Standards ("SFAS") 121,
                                    "Accounting for the Impairment of Long-Lived
                                    Assets and for Long-Lived Assets to be
                                    Disposed of," which requires impairment
                                    losses to be recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company continually evaluates whether events and circumstances have occurred that indicated the remaining estimated useful life of long-lived assets may warrant revision, or the remaining balance may not be recoverable.


                                    Use of Estimates

                                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



2.       SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES
              (CONTINUED)           Property, Plant and Equipment

                                    Property, plant and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization principally using the straight-line method as follows:

                                      Building                      25 Years
                                      Machinery and equipment       5-7 Years
                                      Leasehold improvements        Lease term

                                    Depreciation and amortization expense for property, plant and equipment was $2,169,210 for the year ended April 30, 2000.

                                    Customer contract rights

                                    Customer contract rights are being amortized over the life of the respective contract, which is 15 years. Amortization expense for customer contract rights was $1,985,188 for the year ended April 30, 2000.

                                    Revenue Recognition and Related Costs

                                    Transportation and disposal fees, the
                                    Company's principal source of revenue, are recognized upon the receipt of the biosolids or organic waste at the Company's transfer site. Costs to transport and dispose of the biosolids or organic waste are accrued upon receipt of the waste.

                                    Income Taxes

                                    The Company is included in the consolidated federal tax return of the Parent and files separate state tax returns. There is no formal written tax sharing agreement in effect and the income taxes for the Company are calculated on a separate return basis.

                                    The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to financial reporting of income taxes. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



2.       SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES
           (CONTINUED)              Concentration of Credit Risk

                                    Financial instruments that potentially
                                    subject the Company to concentration of
                                    credit risk are accounts receivable. The
                                    Company's customer base principally
                                    comprises companies within the waste
                                    disposal industry and municipal authorities.




3.       PROPERTY, PLANT AND
           EQUIPMENT                At April 30, 2000, Property, Plant and
                                    equipment consist of the following:


                                    Land                           $    179,938
                                    Building                            247,250
                                    Machinery and equipment          13,265,274
                                    Leasehold improvements              574,886
                                                                   ------------
                                                                     14,267,348
                                    Less accumulated depreciation
                                     and amortization                (5,150,871)
                                                                   ------------

                                                                   $  9,116,477
                                                                   ============

4.       SHORT-TERM DEBT            At April 30, 2000, short-term debt consists
                                    of borrowings of $578,123 under a revolving credit line agreement which provides for borrowing up to $2,000,000. The credit line bears interest at 2.65% plus the current
                                    30-day commercial paper rate as defined
                                    (6.04% at April 30, 2000) and expires June
                                    30, 2000. Amounts due under the line of
                                    credit are guaranteed by an officer of the Company. During June 2000, the line of credit was extended through June 30, 2001.
                                    Short-term debt was transferred to the
                                    parent and paid off entirely at the Company sale closing on June 15, 2000.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

5.       LONG-TERM DEBT             At April 30, 2000, long-term debt consists
                                    of the following:


                                    Note payable in monthly installments
                                    of $215,539 including interest
                                    at 10% per annum, through June
                                    2001 and monthly installments of
                                    $95,811 including interest at 10%
                                    from July 2001 to June 2006,
                                    collateralized by substantially all
                                    of the assets of the Company and
                                    subject to certain covenants. This note
                                    was transferred to the parent and paid
                                    off entirely on June 15, 2000 with
                                    proceeds from the sale of the Company              $ 6,837,731

                                    Promissory note payable, bearing
                                    interest at 8% per annum through
                                    March 2001, and collateralized by
                                    the Parent. This note was transferred
                                    to the Parent on June 15, 2000                      1 ,831,672

                                    Other, due in aggregate monthly
                                    installments of approximately
                                    $10,000, including interest at
                                    4.9-8.95%, through various dates                       278,406
                                                                                       -----------

                                                                                         8,947,809
                                    Less current portion                                (3,932,524)
                                                                                       -----------
                                                                                       $ 5,015,285
                                                                                       ===========


                                    Aggregate future required principal payments of long-term debt are as follows:


                                    YEAR ENDING APRIL 30,
                                            2001            $   3,932,524
                                            2002                1,026,518
                                            2003                  849,533
                                            2004                  886,274
                                            2005                  968,795
                                       Thereafter               1,284,165
                                                            -------------
                                                            $   8,947,809
                                                            =============

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



6.       COMMON STOCK OPTIONS       The Company has no separate stock option
                                    plan and no Common Stock options have been granted for the Company's Common Stock. The
                                    Parent has granted Common Stock options for shares of the Parent's Common Stock to certain officers of the Company. Prior to the year ended April 30, 2000, the Parent granted 2,100,000 Common Stock options to employees of the Company for which the Parent has recorded deferred compensation based upon the difference between the deemed value for accounting purposes of the Parent's Common Stock and the exercise price per share on the date of option grant. The deferred compensation balance is being amortized as compensation expense over the option vesting periods which range from immediate to five years. The deferred compensation balance recorded on the
                                    Parents' books on the date of grant was
                                    $4,998,000 and the remaining balance as of April 30, 2000 is $1,487,500.

                                    The compensation expense associated with these stock options has been reflected in the Company's statement of operations for the year ended April 30, 2000 for $595,000 and the expense associated with these options vesting in future years will also be recorded in the Company's statements of operations.

                                    On June 15, 2000 750,000 stock options under the above plan were terminated in connection with certain executive employment agreements. Since these options were non vested, no compensation expense was recognized pursuant to their termination.


                                    The following table summarizes Common Stock option activity for the Parent's Common Stock options granted to the Company's employees:

                                                                                             WEIGHTED
                                                                                              AVERAGE
                                                                                              EXERCISE
                                                                  NUMBER OF    PRICE PER     PRICE PER
                                                                   SHARES        SHARE         SHARE
                                                                ---------------------------------------

                                    Options outstanding at
                                     May 1, 1999 and
                                     April 30, 2000               2,100,000     $ 1.00        $ 1.00
                                                                  =========     ======        ======

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

6.       COMMON STOCK OPTIONS
          (CONTINUED)          The following table summarizes information
                               regarding stock options outstanding at April 30, 2000 for the Parent's Common Stock options granted to the Company's employees:

                                                                  OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                                                        --------------------------------------  ------------------------
                                                                        WEIGHTED      WEIGHTED
                                                           NUMBER       AVERAGE        AVERAGE      NUMBER      WEIGHTED
                                                        OUTSTANDING    REMAINING      EXERCISE    EXERCISABLE   AVERAGE
                                             EXERCISE   AT APRIL 30,  CONTRACTUAL    PRICE PER   AT APRIL 30,  EXERCISE
                                              PRICE         2000      LIFE IN YEARS    SHARE         2000        PRICE
                                             --------   ------------  -------------  ---------  -------------  ---------
                                              $ 1.00     2,100,000         2.5         $ 1.00      1,350,000    $ 1.00

                               Had compensation cost for the Company's
                               Stock option plan been determined based on the fair value at the grant date of awards, consistent with the provisions of SFAS 123, the Company's net loss and loss per share would have been reduced to the proforma amounts indicated below:


                                Net loss - as reported        $  915,767

                                Net loss - pro forma          $1,738,767


                               The fair value of each option grant was
                               estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:


                               Risk-free interest rate              5.86%
                               Expected dividend yield                --
                               Expected life                       4 years
                               Expected volatility                   50%

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



7.       EMPLOYEE BENEFIT PLANS     Certain employees are covered by
                                    union-sponsored, collectively bargained, multi-employer pension plans. Contributions are determined in accordance with the provisions of negotiated labor contracts.
                                    Pension expense for these plans was
                                    approximately $54,000 for the year ended
                                    April 30, 2000. In the event that the
                                    Company decided to withdraw from its
                                    participation in the multi-employer pension plans, which is not the Company's intent, the Company would be required to contribute its share of the plan's unfunded benefit obligation.


8.       INCOME TAXES               Income tax expense for the year ended April
                                    30, 2000 consists of the following:


                                    CURRENT:
                                      Federal                    $ 1,008,000
                                      State                          260,168
                                                                 -----------
                                                                   1,268,168
                                                                 -----------

                                    DEFERRED:
                                      Federal                     (1,033,000)
                                      State                         (183,000)
                                                                 -----------

                                                                  (1,216,000)
                                                                 -----------
                                                                 $    52,168
                                                                 ===========

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================




8.       INCOME TAXES (CONTINUED)   The current Federal provision has been
                                    recorded as an additional capital
                                    contribution of the Parent since there are no specified payment terms pursuant to any tax sharing arrangements and the liability was forgiven by the Parent.


                                    At April 30, 2000, the components of the Company's deferred tax liability is as follows:


                                    Customer contract rights basis differences             $ 9,833,000
                                    Property, plant and equipment basis
                                    differences                                              2,108,000
                                                                                           -----------
                                                                                           $11,941,000
                                                                                           ===========













9.       CUSTOMER INFORMATION       The Company's operations are conducted in
                                    one business segment with its customers
                                    located primarily in New York and New
                                    Jersey. The following table summarizes those customers whose revenues are in excess of 10% of total revenues:


                                    CUSTOMER
                                       A                      36%
                                       B                      19%
                                       C                      13%



                                    In September 1997, the Company was awarded a 15-year take or pay contract from New York City for biosolids disposal. The contract requires a minimum volume of 225 tons per day at an initial rate of $98 per ton, subject to escalation as defined. The contract became effective on June 22, 1998. The Company was required to obtain a surety bond as part of the terms of this contract.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



10.      SUPPLIER CONCENTRATION     The operations are currently dependent upon
                                    the use of railroad facilities and rail
                                    transportation from two sources. The
                                    operations have historically not been
                                    adversely impacted by this dependence,
                                    however, this dependence involves several risks, including a potential inability to obtain an adequate alternative supply and reduced control over pricing, timely performance and quality.




11.      COMMITMENTS AND
          CONTINGENCIES             Lease Obligations

                                    The Company is obligated under
                                    noncancellable operating leases for office space, land and certain equipment expiring through May 2003.

                                    Future aggregate minimum annual rental
                                    payments under these leases are
                                    approximately as follows:


                                    YEAR ENDING APRIL 30,
                                    2001                               $287,000
                                    2002                                166,000
                                    2003                                 75,000
                                                                       --------
                                                                       $528,000
                                                                       ========

                                    Employment Agreements

                                    The Company has employment agreements with certain of its key executives. The agreements provide for minimum levels of compensation during current and future years and are subject to adjustment, as defined. In addition, certain of these agreements provide for a lump sum payment, as defined, upon termination without cause or upon a change in control. The agreements were terminated June 15, 2000 in connection with the sale of the Company. New agreements with key executives providing for minimum level compensation were executed in connection with the change in ownership.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================



11.      COMMITMENTS AND
          CONTINGENCIES (CONTINUED) Litigation

                                    In the normal course of business, the
                                    Company is a party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position, results of operations or cash flows.

                                    Collective Bargaining Agreements

                                    A significant number of employees are
                                    covered by different collective bargaining agreements. The agreements provide for defined wage rates and various benefits.

                                    Government Regulations

                                    In the normal course of business and, as a result of the extensive governmental regulations of the solid waste industry, the Company periodically may become subject to various judicial or administrative proceedings involving federal, state or local agencies. Certain federal and state environmental laws impose strict liability on the Company for such matters as contamination of water supplies or the improper disposal of hazardous waste.


13.      SUBSEQUENT EVENT           On June 15, 2000, the Parent sold all of the
                                    outstanding stock of the Company pursuant to a stock purchase agreement. Prior to the sale, a substantial portion of the outstanding debt was transferred to the Parent. Upon closing of the sale, the Parent paid off much of the debt with proceeds from the sale.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Environmental Protection & Improvement Company, Inc.

We have audited the accompanying balance sheet of Environmental Protection & Improvement Company, Inc. as of April 30, 1999, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Protection & Improvement Company, Inc. as of April 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 19, 2000

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

BALANCE SHEET

================================================================================
April 30, 1999
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $    304,606
  Accounts receivable, net of allowance for doubtful
    accounts of $117,422                                              5,424,770
  Prepaid expenses and other current assets                             507,305
  Note receivable from Compost America Holding Company, Inc., net of reserve for notes receivable of $1,727,923
  Deferred income taxes                                                  47,000
                                                                   ------------
     Total current assets                                             6,283,681
                                                                   ------------
PROPERTY, PLANT AND EQUIPMENT, NET                                   10,721,582
                                                                   ------------

LONG-TERM ASSETS
  Customer contract rights, net                                      26,567,001
  Other assets                                                          228,309
                                                                   ------------
                                                                     26,795,310
                                                                   ------------
                                                                   $ 43,800,573
                                                                   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Short-term debt                                                  $    522,816
  Current portion of long-term debt                                   1,902,451
  Due to officer                                                        485,492
  Accounts payable                                                    1,413,638
  Accrued expenses                                                    1,051,015
                                                                   ------------
     Total current liabilities                                        5,375,412
                                                                   ------------

LONG-TERM LIABILITIES
  Long-term debt, less current portion                                7,087,062
  Deferred income taxes                                              13,204,000
                                                                   ------------
     Total long-term liabilities                                     20,291,062
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common stock, no par value,
  1,000 shares authorized; 200 shares
  issued and outstanding                                             24,008,583
  Accumulated deficit                                                (5,874,484)
                                                                   ------------
     Total stockholder's equity                                      18,134,099
                                                                   ------------
                                                                   $ 43,800,573
                                                                   ============

See accompanying notes to financial statements.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

STATEMENT OF OPERATIONS

================================================================================
YEAR ENDED APRIL 30, 1999
--------------------------------------------------------------------------------

REVENUES                                                           $ 22,032,853
                                                                   ------------

COSTS AND EXPENSES:
  Operating                                                          15,798,816
  Selling, general and administrative                                 1,898,736
  Provision for note receivable from Compost
   America Holding Company, Inc.                                      1,727,923
  Depreciation and amortization                                       4,246,996
  Compensation for stock options                                        595,000
                                                                   ------------
     Total costs and expenses                                        24,267,471
                                                                   ------------

OPERATING LOSS                                                       (2,234,618)

INTEREST EXPENSE, net of interest income of $44,877                     892,805
                                                                   ------------

LOSS BEFORE INCOME TAX BENEFIT                                       (3,127,423)

INCOME TAX BENEFIT                                                       32,960
                                                                   ------------
NET LOSS                                                           $ (3,094,463)
                                                                   ============

See accompanying notes to financial statements.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

STATEMENT OF STOCKHOLDER'S EQUITY

================================================================================
YEAR ENDED APRIL 30, 1999
--------------------------------------------------------------------------------

                                                                                      TOTAL
                                                  COMMON         ACCUMULATED       STOCKHOLDER'S
                                                  STOCK            DEFICIT            EQUITY
                                               ------------      ------------      ------------

BALANCES, May 1, 1998                          $ 24,445,997      $ (2,780,021)     $ 21,665,976

Distributions to Compost America Holding
  Company, Inc. (see Note 8)                     (1,746,414)                         (1,746,414)

Federal income tax provision (see Note 11)          714,000                             714,000

Deferred compensation charge for common
  stock options from Compost America
  Holding Company, Inc. (see Note 9)                595,000                             595,000

Net loss                                                           (3,094,463)       (3,094,463)
                                               ------------      ------------      ------------
BALANCES, April 30, 1999                       $ 24,008,583      $ (5,874,484)     $ 18,134,099
                                               ============      ============      ============

See accompanying notes to financial statements.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

STATEMENT OF CASH FLOWS

================================================================================
YEAR ENDED APRIL 30, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                       $ (3,094,463)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation and amortization                                                    4,246,996
   Provision for note receivable from Compost
    America Holding Company, Inc.                                                   1,727,923
   Deferred income taxes                                                             (954,960)
   Federal income tax provision (see Note 11)                                         714,000
   Deferred compensation                                                              595,000
   Increase (decrease) in cash and cash equivalents attributable to changes in operating assets and liabilities:
    Accounts receivable                                                            (2,527,225)
    Prepaid expenses and other current assets                                         (64,619)
    Other assets                                                                      (22,559)
    Due to officer                                                                    485,492
    Accounts payable                                                                  (83,218)
    Accrued expenses                                                                  870,532
                                                                                 ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                           1,892,899
                                                                                 ------------

CASH FLOWS USED IN INVESTING ACTIVITIES,
  purchases of property, plant  and equipment                                      (1,174,073)
                                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from short-term debt                                                       522,816
  Proceeds from long-term debt                                                     10,000,000
  Payments on long-term debt                                                       (7,899,044)
  Payments on due to officer                                                       (1,676,189)
  Cash distributions to Compost America Holding Company, Inc.                      (1,746,414)
                                                                                 ------------
NET CASH USED IN FINANCING ACTIVITIES                                                (798,831)
                                                                                 ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                             (80,005)

CASH AND CASH EQUIVALENTS, beginning of period                                        384,611
                                                                                 ------------
CASH AND CASH EQUIVALENTS, end of year                                           $    304,606
                                                                                 ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION,
  cash paid during the year for:
   Interest                                                                      $    892,805
                                                                                 ============
   Income taxes                                                                  $     51,000
                                                                                 ============
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES, property, plant and equipment
  recorded pursuant to obligations
  under financing agreements                                                     $    377,392
                                                                                 ============

See accompanying notes to financial statements.
                                       26

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

1. BACKGROUND AND NATURE
     OF OPERATIONS           Environmental Protection & Improvement Company,
                             Inc. (the Company), formerly known as R. J. Longo
                             Construction Co., Inc., was acquired by Compost
                             America Holding Company, Inc., (the Parent) as part of the acquisition of the outstanding common stock of R. J. Longo Construction Co., Inc. on November
                             3, 1997.

                             The Company is in the business of transporting biosolids to approved land application and disposal sites by intermodal truck and rail hauling. The Company also transports ash, municipal solid waste and soils to approved landfills.

                             The purchase price paid by the Parent for the Company was $26,120,000. The purchase price was paid in cash of $20,000,000, the issuance of 39,000 shares of the Parent's Series A Preferred Stock valued at $1,365,000, 21,000 shares of the Parent's Series C Preferred Stock valued at $1,050,000 and 3,447,182 shares of the Parent's unregistered Common stock valued at $3,705,000.

                             Under the terms of the Parent's Preferred Stock Agreement, if at any time shares of both the Parent's Series A Preferred and Series C Preferred stock remain issued and outstanding and the Parent is in default of any covenant under the Preferred Stock Agreement or in the default of payments on any debt in excess of $100,000, then at their option, the holders of Parents' Series A Preferred stock have the right to exchange all of their shares of the Parent's Series A Preferred stock and Series C Preferred stock and common stock for all the outstanding shares of the Company's Common stock. In addition, even if not in default, the holders of the Parents' Series A Preferred stock have the right to exchange their shares of the Parent's Preferred and Common stock for all shares of the Company's Common stock outstanding during the period from November 1, 1999 through October 31, 2000, but only if all or part of the Parents' Series C Preferred stock is outstanding. If such exchange is made, all shares of the Parent's Series C Preferred stock and the shares of the Parent's Common Stock issued to the Series A Preferred stock holders will be returned to the Parent. This option shall be void upon payment in full of the Parents' Series C Preferred stock.

                             As of April 30, 1999, the Parent is not in compliance with certain of its debt obligations, which could result in the holders of the Series A Preferred having the right to exchange their shares of the Parent's Series A Preferred and Series C Preferred and Common stock for the outstanding shares of the Company's Common stock. In December 1999, the Parent's Series A Preferred shareholders signed an agreement stating that prior to May 1, 2000 they will not exercise their EPIC option to the extent that such exercise would result in, or increase, a stockholder's deficiency after giving effect to the transaction.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

2. GOING CONCERN             The accompanying financial statements have been
     CONSIDERATION           prepared  assuming the Parent and the Company  will
                             continue as going concerns. As of April 30, 1999, the Parent had a working capital deficit and an accumulated deficit. In addition, the Parent has incurred losses since its inception and is subject to those risks associated with companies in the early stages of development. The Parent's growth and development strategy will also require the approval of certain permits from governmental authorities and substantial financing will be required to finance construction and development of certain projects.

                             The Parent expects that adequate financing will be available to fund working capital needs and to fund the required debt payments. However, there is no assurance that the Parent will be able to obtain sufficient debt or equity financing on favorable terms or at all. If the Parent is unable to secure additional financing, its ability to implement its growth strategy will be impaired and its financial condition, results of operations and cash flows are likely to be materially adversely affected. The outcome of these factors or events could have an impact on the Company given that the Company is wholly-owned by the Parent. In August 1999, the Company and Parent signed a letter of intent to sell the Company. Management of the Parent believes this will provide a significant source of capital. While management believes that these factors or events will not have an impact on the financial condition, results of operations or cash flows of the Company, there is no assurance in that regard. These matters raise substantial doubt about the Parent's and the Company's ability to continue as going concerns.

3. SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES     Cash and Cash Equivalents

                             The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                             Push-Down Accounting

                             The Company's financial statements reflect acquisition adjustments of the Parent pursuant to the push-down method of accounting.

                             Impairment of Long-Lived Assets

                             The Company periodically assesses the
                             recoverability of the carrying amounts of long-lived assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. An impairment loss is the difference by which the carrying amount of an asset exceeds its fair value.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

3. SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES
     (CONTINUED)             Property, Plant and Equipment

                             Property, plant and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization principally using the straight-line method as follows:

                             Building                             25 Years
                             Machinery and equipment             5-7 Years
                             Leasehold improvements             Lease term


                             Depreciation and amortization expense for property, plant and equipment was $2,015,542 for the year ended April 30, 1999.

                             Customer contract rights

                             Customer contract rights are being amortized over the life of the respective contract, which is 15 years. Amortization expense for customer contract rights was $2,231,454 for the year ended April 30, 1999.

                             Revenue Recognition and Related Costs

                             Transportation and disposal fees, the Company's principal source of revenue, are recognized upon the receipt of the biosolids or organic waste at the Company's transfer site. Costs to transport and dispose of the biosolids or organic waste are accrued upon receipt of the waste.

                             Income Taxes

                             The Company is included in the consolidated federal tax return of the Parent and files separate state tax returns. There is no formal written tax sharing agreement in effect and the income taxes for the Company are calculated on a separate Company basis.

                             The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS No. 109), "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to financial reporting of income taxes. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

3. SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES
     (CONTINUED)             Concentration of Credit Risk

                             Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company's customer base principally comprises companies within the waste disposal industry and municipal authorities.

                             Use of Estimates

                             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


4. PROPERTY, PLANT AND
     EQUIPMENT
                             At April 30, 1999, property, plant and equipment consist of the following:

                             Land                              $    179,938
                             Building                               247,250
                             Machinery and equipment             12,701,169
                             Leasehold improvements                 574,886
                                                               ------------
                                                                 13,703,243
                             Less accumulated depreciation
                              and amortization                   (2,981,661)
                                                               ------------
                                                               $ 10,721,582
                                                               ============

5. SHORT-TERM DEBT           At April 30, 1999, short-term debt consists of
                             borrowings under a revolving credit line agreement which allows for borrowings of up to $2,000,000.
                             The credit line bears interest at 2.65% plus the current 30-day commercial paper rate as defined
                             (7.45% at April 30, 1999). Amounts due under the line of credit are guaranteed by an officer of the Company. During June 1999, the line of credit was extended through June 30, 2000.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

6. LONG-TERM DEBT            At April 30, 1999, long-term debt consists of the
                             following:

                             Note payable in monthly installments
                              of $215,539 including interest at
                              10% per annum, through June
                              2001 and monthly installments of
                              $95,811 including interest at 10%
                              from July 2001 to June 2006,
                              collateralized by substantially all
                              assets of the Company and subject
                              to certain covenants                  $ 8,634,567

                             Other, due in aggregate monthly
                              installments of approximately
                              $10,000, including interest at
                              4.9-8.95%, through various dates          354,946
                                                                    -----------
                                                                      8,989,513

                             Less current portion                    (1,902,451)
                                                                    -----------
                                                                    $ 7,087,062
                                                                    ===========

                             Aggregate future required principal payments of long-term debt are as follows:

                             YEAR ENDING APRIL 30,
                               2000                                 $ 1,902,451
                               2001                                   2,095,515
                               2002                                   1,026,517
                               2003                                     849,533
                               2004                                     886,274
                             Thereafter                               2,229,223
                                                                    -----------
                                                                    $ 8,989,513
                                                                    ===========

                             The Company is not in compliance with certain covenants under its primary debt obligation. On November 12, 1999, the Company received a waiver on all current defaults of its primary debt obligation.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

7. DUE TO OFFICER            Amount due to officer is non-interest bearing and
                             has no specific repayment terms. The amount arose from fees charged to the Company from the officer for personally guaranteeing a performance bond.

8. STOCKHOLDER'S EQUITY
                             The Company distributed a total of $1,746,414 as a return of capital to Compost America Holding Company, Inc. for the year ended April 30, 1999. These distributions were made pursuant to the terms of the Series A Preferred and Series C Preferred Stock Agreements (see Note 1) and a certain debt covenant which restricts the cash distributions from the Company to the Parent.

9. COMMON STOCK OPTIONS      The Company has no separate stock option plan and
                             no Common Stock options have been granted for the Company's Common stock. The Parent has granted
                             Common stock options for shares of the Parent's
                             Common stock to certain officers of the Company.
                             Prior to the year ended April 30, 1999, the Parent granted 2,100,000 Common stock options to employees of the Company for which the Parent has recorded deferred compensation based upon the difference between the fair market value of the Parent's
                             Common stock and the option exercise price at the grant date. The deferred compensation balance is being amortized as compensation expense over the option vesting periods which range from upon grant to five years. The deferred compensation balance recorded on the Parents' books on the date of grant was $4,998,000 and the remaining balance as of April 30, 1999 is $2,082,500.

                             The compensation expense associated with these stock options has been reflected in the Company's statement of operations for the year ended April 30, 1999 for $595,000 and the expense associated with these options vesting in future years will also be recorded in the Company's statements of operations.

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================


9. COMMON STOCK OPTIONS
     (CONTINUED)             The following table summarizes Common stock option
                             activity for the Parent's Common stock options granted to the Company's employees:

                                                                                  WEIGHTED
                                                                                  AVERAGE
                                                                                  EXERCISE
                                                        NUMBER OF    PRICE PER    PRICE PER
                                                         SHARES        SHARE       SHARE
                                                        ---------    ---------    ---------

                             Options outstanding at
                              May 1, 1998 and
                              April 30, 1999            2,100,000       $1.00       $1.00
                                                        =========       =====       =====

                             The following table summarizes information regarding stock options outstanding at April 30, 1999 for the Parent's Common stock options granted to the Company's employees:

                                                    OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                            -------------------------------------     ----------------------
                                                             WEIGHTED   WEIGHTED
                                               NUMBER        AVERAGE     AVERAGE        NUMBER      WEIGHTED
                                            OUTSTANDING     REMAINING   EXERCISE      EXERCISABLE   AVERAGE
                                EXERCISE    AT APRIL 30,   CONTRACTUAL  PRICE PER     AT APRIL 30,  EXERCISE
                                 PRICE          1999      LIFE IN YEARS   SHARE           1999       PRICE
                                 -----      ------------  ------------- ---------     ------------  --------

                                $ 1.00        2,100,000        3.5       $ 1.00         1,100,000     $ 1.00

                             Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date of awards, consistent with the provisions of SFAS 123, the Company's net loss and loss per share would have been reduced to the proforma amounts indicated below:

                             Net loss - as reported                      $ (3,094,463)

                             Net loss - proforma                         $ (3,917,463)

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

9. COMMON STOCK OPTIONS      The fair value of each option grant was estimated
     (CONTINUED)             on the date of grant using the Black-Scholes option
                             pricing model with the following weighted average assumptions:

                             Risk-free interest rate                                          5.86%
                             Expected dividend yield                                            --
                             Expected life                                                 4 years
                             Expected volatility                                                50%

10. EMPLOYEE BENEFIT PLANS   Certain employees are covered by union-sponsored,
                             collectively bargained, multi-employer pension plans. Contributions are determined in accordance with the provisions of negotiated labor contracts.
                             Pension expense for these plans was $47,756 for the year ended April 30, 1999. In the event that the Company decided to withdraw from its participation in the multi-employer pension plans, which is not the Company's intent, the Company would be required to contribute its share of the plan's unfunded benefit obligation.

11. INCOME TAXES             Income tax benefit for the year ended April 30,
                             1999 consists of the following:

                             CURRENT:
                               Federal                 $ 714,000
                               State                     208,000
                                                       ---------
                                                         922,000
                                                       ---------

                             DEFERRED:
                               Federal                  (811,716)
                               State                    (143,244)
                                                       ---------
                                                        (954,960)
                                                       ---------
                                                       $ (32,960)
                                                       =========

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

11. INCOME TAXES (CONTINUED) The current Federal provision has been recorded as an additional capital contribution of the Parent since there are no specified payment terms pursuant to any tax sharing arrangements and the liability was forgiven by the Parent. The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to loss before income taxes. This is primarily due to state income taxes, change in valuation allowance and deferred compensation.

                             At April 30, 1999, the Company's net deferred tax liability is comprised of the tax benefit (cost) associated with the following items based on statutory tax rates currently in effect:

                             DEFERRED TAX ASSETS,
                              allowance for bad debts                         $     47,000
                                                                              ------------

                             DEFERRED TAX LIABILITIES:
                               Customer contract rights basis differences      (10,626,800)
                               Property, plant and equipment basis
                               differences                                      (2,577,200)
                                                                              ------------
                                                                               (13,204,000)
                                                                              ------------
                                                                              $(13,157,000)
                                                                              ============

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

12. CUSTOMER INFORMATION     The Company's operations are conducted in one
                             business segment with its customers located primarily in New York and New Jersey. The following table summarizes those customers whose revenues are in excess of 10% of total revenues:

                             CUSTOMER
                                A                                                 33%
                                B                                                 20%
                                C                                                 16%
                                D                                                 13%

                             In September 1997, the Company was awarded a 15-year take or pay contract from New York City for biosolids disposal. The contract requires a minimum volume of 225 tons per day at an initial rate of $98 per ton, subject to escalation as defined. The contract became effective on June 22, 1998. The Company was required to obtain a surety bond as part of the terms of this contract.

13. SUPPLIER CONCENTRATION   The operations are currently dependent upon the use
                             of railroad facilities and rail transportation from two sources. The operations have historically not been impacted by this dependence, however, this dependence involves several risks, including a potential inability to obtain an adequate alternative supply and reduced control over pricing, timely performance and quality.

14. COMMITMENTS AND
      CONTINGENCIES          Lease Obligations

                             The Company is obligated under noncancellable operating leases for office space, land and certain equipment expiring through May 2003.

                             Future aggregate minimum annual rental payments under all of these leases are approximately as follows:

                             YEAR ENDING APRIL 30,
                                     2000                                  $ 249,000
                                     2001                                    287,000
                                     2002                                    166,000
                                     2003                                     75,000
                                                                           ---------
                                                                           $ 777,000
                                                                           =========

ENVIRONMENTAL PROTECTION & IMPROVEMENT
 COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================

14. COMMITMENTS AND
      CONTINGENCIES (CONTINUED)   Rent expense under these leases for the year
                                  ended April 30, 1999 was approximately
                                  $190,000.

                                  Employment Agreements

                                  The Company has employment agreements with certain of its key executives. The agreements provide for minimum levels of compensation during current and future years and are subject to adjustment, as defined. In addition, certain of these agreements provide for a lump sum payment, as defined, upon termination without cause or upon a change in control.

                                  Litigation

                                  In the normal course of business, the Company is a party to various claims and legal proceedings. One such claim arose subsequent to April 30, 1999 due to the Company being named as a defendant in a claim against the Parent for approximately $3,00,000 in which a third party is seeking action for alleged amounts due under a consulting agreement, interest, attorneys' fees and other legal costs. This claim has since been settled by the Parent based upon the sale of the Company from the Parent. If this event does not occur the claim will be litigated. Although the ultimate outcome of these matters is presently not determinable, management of the Company, after consultation with legal counsel, does not believe that the resolution of these matters will have a material effect upon the Company's financial position or results of operations.

                                  Collective Bargaining Agreements

                                  A significant number of employees are covered by different collective bargaining agreements. The agreements provide for defined wage rates and various benefits.

                                  Government Regulations

                                  In the normal course of business and, as a result of the extensive governmental regulations of the solid waste industry, the Company periodically may be become subject to various judicial or administrative proceedings involving federal, state or local agencies. Certain federal and state environmental laws impose strict liability on the Company for such matters as contamination of water supplies or the improper disposal of hazardous waste.

15. SUBSEQUENT EVENT              In August 1999, the Company and the Parent
                                  signed a letter of intent to sell the Company.

                                 EXHIBIT INDEX

Exhibits
--------

  23.1     Consent of Public Accountants